EXHIBIT 10


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Exhibit 10

                          AGREEMENT REGARDING SALE OF
                  WOWTOWN.COM (NEVADA), INC. ("THE SUBSIDIARY")

     This AGREEMENT, made this 5th day of March, 2001, by and between Wowtown.com, Inc. ("the Company") and 595796 B.C. Ltd. ("the Purchaser") is made for the purpose of setting forth the terms and conditions upon which the Company will sell all of the issued and outstanding capital stock of Wowtown (Nevada), Inc. ("the Subsidiary") in exchange for shares of the Company's common stock.

      In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE I
                               SALE OF SUBSIDIARY

1.01 Subject to the terms and conditions of this Agreement, the Company agrees to sell, and the Purchaser agrees to buy all of the shares of the Subsidiary and those assets listed on Exhibit A (the "Assets") in consideration for:

o the return to the Company by the Purchaser of 9,500,000 shares of the Company's common stock;
o the assumption by the Purchaser of those liabilities and contractual commitments of the Company and/or the Subsidiary shown on Exhibit B attached to and made a part of this Agreement; and
o the foregiveness by the Purchaser and any officer, employee, shareholder or affiliate of the Purchaser of any loans or advances made by such persons to the Company, including those loans and advances enumerated in Exhibit B attached hereto.

1.02 The parties hereto agree that any liabilities or contractual commitments of the Company and/or the Subsidiary which are not shown on Exhibit B and indicated under the heading "Nevada" will be the responsibility of the Company. The Exhibits to this Agreement are:

      Exhibit A    Assets
      Exhibit B    Liabilities and Contractual Commitments
      Exhibit C    Financial Statements
      Exhibit D    Contracts and Leases Exhibit E Insurance Policies
      Exhibit F    Litigation Exhibit G Directors, Bank Accounts and Power of
                   Attorney

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      The Purchaser represents and warrants to the Company that:

      2.01 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia. Subject to

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the approval of this Agreement by the shareholders of the Purchaser, the
Purchaser has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which the Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Purchaser, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of the Purchaser or would create any obligation for which the Purchaser would be liable, except as contemplated by this Agreement.

      2.02 Assets. The Purchaser will have at closing good and marketable title to 9,500,000 shares of the Company's common stock and such shares will not, at closing, be subject to any claim, lien or encumbrance.

2.03 Financial Statements. Exhibit C to this Agreement sets forth the consolidated financial statements of the Company for the periods ended April 30, 2000 and 1999, together with the independent auditors' report thereon, and the management prepared financial statements of the Company for the periods ended October 31, 2001 and 2001 (the "Financial Statements"). The Financial Statements have been and the January 31, 2001 and 2000 Financial Statements (when delivered at closing) will be prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated, and fairly present the financial position of the Company as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

2.04 Absence of Changes. Since January 31, 2001 there has not been any change in the financial condition or operations of the Company or the Subsidiary, except changes reflected in Exhibit C or changes in the ordinary course of business which changes have not in the aggregate been materially adverse.

2.05 Absence of Undisclosed Liabilities. The Company and the Subsidiary did not, as of the date hereof, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit B.

2.06 Tax Returns. Within the times and in the manner prescribed by law, the Company and the Subsidiary have filed all tax returns required by law and have paid all taxes, assessments, and penalties due and payable. No tax returns of the Company or the Subsidiary have been audited by any government agency. The provision for taxes, if any, reflected in the Company's balance sheet as at January 31, 2001 to be delivered at closing is adequate for any and all taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by the Company or the Subsidiary.

2.07 Contracts and Leases. Exhibit D attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of the Company or the Subsidiary presently in existence or which have been agreed to by the Company or the Subsidiary (whether written or oral). Except as disclosed on Exhibit D, neither the Company nor the Subsidiary are in default under any of these agreements or leases.

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2.08 Insurance Policies. Exhibit E to this Agreement is a description of all insurance policies held by the Company and the Subsidiary concerning their business and properties. All these policies are in the respective principal amounts set forth in Exhibit E and are in full force and effect.

2.09 Compliance with Laws. The Company and the Subsidiary have complied with, and are not in violation of, any applicable federal, state, or local statutes, laws, and regulations affecting their properties or the operation of their business, including but not limited to applicable federal and state securities laws.

2.10 Litigation. Except as disclosed on Exhibit F neither the Company nor the Subsidiary are a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of the Purchaser threatened, against or affecting the Company, the subsidiary or their business, assets, or financial condition. Neither the Company nor the Subsidiary are in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Neither the Company nor the Subsidiary are engaged in any legal action to recover moneys due to, or damages sustained by the Company or the Subsidiary.

2.11 Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names and titles of all directors and officers of the Company and all persons whose compensation from the Company as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $5,000; (ii) the name and address of each bank with which the Company or the Subsidiary has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from the Company or the Subsidiary and a summary of the terms thereof.

      The Company represents and warrants to the Purchaser that:

      2.12 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Subject to the approval of this Agreement by the shareholders of the Company, the Company has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the Company, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of the Company or would create any obligations for which the Company would be liable, except as contemplated by this Agreement, or in the case of dissenter's rights which will be available to the shareholders of the Company.

      2.13 Assets. The Company has good and marketable title to the shares of the Subsidiary and the Assets, and except as described on Exhibit A, the shares of the Subsidiary and the Assets are free of any claim, lien or encumbrance.

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      2.14 Registration Rights. The Company will include 126,500 shares of the
Company's' common stock held by the Purchaser in any amendment to the Company's current registration on Form SB-2 or in any future registration statement filed by the Company which registers securities of the Company which are to be sold by any shareholder of the Company, unless such shares may be sold by the Purchaser under Rule 144 and the Company has provided the Purchaser with an opinion of counsel to that effect.

                                   ARTICLE III
                           OBLIGATIONS BEFORE CLOSING

      3.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

      3.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, the Company and the Subsidiary shall conduct their business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, or as disclosed in Exhibit C, neither the Company nor the Subsidiary shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                   ARTICLE IV
               CONDITIONS PRECEDENT TO PERFORMANCE BY THE COMPANY

      4.01 Conditions. The Company's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article IV. The Company may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Company of any other condition of or any of the Company's other rights or remedies, at law or in equity, if the Purchaser shall be in default of any of its representations, warranties, or covenants under this agreement.

      4.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Purchaser in this Agreement or in any written statement that shall be delivered to the Company by the Purchaser under this Agreement shall be true on and as of the closing date as though made at those times.

      4.03 Performance. The Purchaser shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. The Purchaser shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

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      4.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      4.05 Other. In addition to the other provisions of this Article IV the Company's obligations hereunder shall be subject to the satisfaction, at or before Closing, of the following.

A. The shareholders of the Company shall have approved the sale of the Subsidiary and the Assets in accordance with the provisions of the Delaware General Corporation Law.

B. Shareholders owning not more than 100,000 shares of the Company's common stock will have exercised dissenters rights with respect to the proposed sale of the Subsidiary and the Assets.

C. All employment agreements between the Company and any employees of the Company will be terminated upon the closing of this Agreement.

D. The shareholders of the Purchaser shall have approved the purchase of the Subsidiary and the Assets in accordance with the provisions of the British Columbia Company Act.

E. Either: (i) the assignment of all those contracts listed under the heading "Wowtown.com, Inc. Contracts" in Exhibit D hereto by the Company to the Subsidiary with a concurrent release by the other contracting party or parties in favor of the Company; or (ii) the termination o such contracts by the other contracting party or parties with a concurrent release being made by the other contracting party or parties in favor of the Company.

F. The Subsidiary shall have applied its GST refunds to satisfy the income tax liabilities of the Company.

                                    ARTICLE V
              CONDITIONS PRECEDENT TO PERFORMANCE BY THE PURCHASER

      5.01 Conditions. The Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this
Article V. The Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any other condition of or any of the Purchaser's rights or remedies, at law or in equity, if the Company shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by the Company in this Agreement or in any written statement that shall be delivered to the Purchaser by the Company under this Agreement shall be true on and as of the closing date as though made at those times.

      5.03 Performance. The Company shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. The Company shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby, including those required by the Delaware General Corporation Law.


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      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      5.05 Other. In addition to the other provisions of this Article IV, the Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

A. An agreement, in form and substance satisfactory to the Purchaser, whereby Century Capital Management Ltd. agrees to release the Purchaser from its guarantee with respect to the $200,000 loan made by Century Capital Management Ltd. to the Company and the related pledge by the Purchaser of 2,500,000 shares of the Company's stock.

B. An agreement, in form and substance satisfactory to the Purchaser providing that Stephen Jackson will be retained by the Company as a consultant for 2 months effective March 1, 2001 at a monthly fee of US$2,000 plus a signing bonus of US$2,000 and the grant of options.

                                   ARTICLE VI
                                    CLOSING

      6.0l Closing. The closing of this transaction shall be held at the offices of the Company within 5 days of the date on which the shareholders of the Company approve the sale of the Subsidiary and the Assets to the Purchaser. At the closing, the following documents, in form reasonably acceptable to counsel to the parties or as set forth herein, shall be delivered:

      By the Purchaser:

     1. Certificates representing 9,500,000 shares of the Company's common stock, endorsed in the manner specified by the Company.

      2. An agreement providing that the Purchaser agrees to assume those liabilities and contractual commitments of the Company and/or the Subsidiary shown on Exhibit A.

      3. An agreement providing that the Purchaser and any officer, employee, shareholder or affiliate of the Purchaser forgives any loans or advances made by such persons to the Company.

      By the Company:

     1. Assignment of Assets listed on Exhibit A.

     2. Certificates representing all of the issued and outstanding capital stock of the Subsidiary registered in the name of the Purchaser.

     3. The agreements referred to in Section 5.05.

     4. The Company's quarterly report on form 10QSB for the period ended January 31, 2001 as filed with the Securities and Exchange Commission.


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      6.02 Officer and Directors. At the closing of this Agreement all present officers and directors of the Company, with the exception of Stephen Jackson, will resign.

                                   ARTICLE VII
                                    REMEDIES

      7.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Vancouver, British Columbia in accordance with the General Rules of Arbitration in British Columbia then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      7.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      7.03 Termination. In addition to the other remedies, the Company or the Purchaser may on or prior to the closing date terminate this Agreement, without liability to the other party:

        (i) If any bona fide action or proceeding shall be pending against the Company or the Purchaser on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

        (ii)If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

        (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      8.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.



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      8.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

     8.06 Applicable Law. This Agreement and its application shall be governed by the laws of British Columbia.

      8.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the following address or to such other address as specified in writing from time to time by one party to the other:

      Wowtown.com, Inc.

         Suite 450
         999 West Hastings St.
         Vancouver, British Columbia, Canada  V6C 2W2

      595796 B.C. Ltd.

         Suite 1600, 609 Granville Street
         P.O. Box 10068, Pacific Centre
         Vancouver, British Columbia, Canada, V7Y 1C3

     8.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.


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      8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement.

      8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                Wowtown.com, Inc.

                                    By /s/ David Packman
                                       -------------------------------
                                         David Packman, President

                                    595796 B.C. Ltd.

                                    By /s/ Stephen C. Jackson
                                       -------------------------------
                                         Stephen C. Jackson, President